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United States
Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Date of Report (Date of earliest event reported): July 1, 1997

AUTO-GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

California		  	   0-4431		  	   95-2105641
(State or Other		(Commission           (I. R. S. Employer
Jurisdiction            File Number)            Identification
of Incorporation)						   Number)


3201 Temple Avenue
Pomona, California						    91768
(Address of Principal				             (Zip Code)
Executive Offices)


Registrant's telephone number:(909) 595-7204

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AUTO-GRAPHICS, INC.
FORM 8-K

ITEM 2.   Acquisition and Disposition of Assets

As of July 1, 1997, the Company has acquired the assets of the Library Information Systems ("LIS") division of ISM Information Systems Management Manitoba Corporation ("ISM"), a subsidiary of IBM Canada, Ltd. The LIS business includes bibliographic cataloging software and interlibrary loan resource sharing software and related services. Although the Company has no current relationship with ISM, the Company formerly had a distribution agreement with ISM, wherein ISM marketed one of the Company's software products in Canada during the period from 1993 through 1995.

The assets acquired include a bibliographic database containing over 57 million records together with the holdings of most Canadian public and university libraries, five million authority records, cataloging and resource sharing software, computer equipment, furniture, leasehold improvements and contracts to provide services to approximately 500 Canadian libraries. In addition, the Company has hired 17 former employees of the ISM division. To ease the transition, ISM will provide outsourced computer services to the Company for a period of up to eight months until some of the ISM software functionality can be incorporated into the Company's Impact/ONLINE(tm) software and the database can be loaded onto the Company's new Unix Internet server.
The Company plans to replace ISM's Tandem computer system and X.25 protocol network with the Company's Internet based software and server systems. The Company also plans to provide a broader suite of services to its current and new Canadian customers through the Company's Impact/ONLINE(tm) software family including updated bibliographic and interlibrary loan resource sharing software and services.

The purchase price is $1,200,000 Canadian of which $1,060,000 Canadian (or US$830,000) was paid in cash plus the assumption of approximately $140,000 Canadian in liabilities, which is subject to adjustment based on final account balances at the closing. The price was established through arms-length negotiation between the parties involved. Financing for the asset purchase has been provided by a new credit facility through Wells Fargo Bank via a combination of an additional US$750,000 in bank term debt and an additional US$250,000 in revolving working capital financing. The term debt facility is a three year facility bearing interest at prime rate with interest only for 12 months followed by full amortization at prime rate over 24 months.


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FORM 8-K

ITEM 7.  Financial Statements and Exhibits

The Company will provide the required financial information, if any, within 60 days of the filing of this report. Revenues attributable to the acquisition for the remainder of 1997 are expected to approximate $1,500,000 Canadian and operating income is expected to be break-even while the system conversion is being completed. The results of operations of the acquired assets from the date of acquisition will be presented on a consolidated basis with Auto-Graphics, Inc. commencing with Form 10-Q for the quarter ending September 30, 1997.

A copy of the Asset Purchase Agreement with exhibits dated June 30, 1997 will be filed as an exhibit to Form 10-Q for the quarter ending June 30, 1997.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTO-GRAPHICS, INC.
(Registrant)

Date:  July 12, 1997				By:  ss/Robert S. Cope
							Robert S. Cope, President,
							Treasurer, and Director

Date:  July 12, 1997				By:  ss/Daniel E. Luebben
							Daniel E. Luebben
							Vice President, Chief
							  Financial Officer &
							  Secretary


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